Preliminary Terms To prospectus dated December 23, 2008, and prospectus supplement for leveraged index-linked securities dated June 1, 2009	Preliminary Terms No. 647 Registration Statement No. 333-156423 Dated January 19, 2010; Rule 433
Structured Investments	Morgan Stanley
$

Notes Linked to a Weighted Basket of Three Buffered Return Enhanced Components, Consisting of the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index and the TOPIX® Index and Related Currencies due February 8, 2012

General
•
The notes are designed for investors who seek a return at maturity of twice the appreciation of each underlying index in a weighted basket of three international buffered return enhanced components, consisting of the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index and the TOPIX® Index, each of which is subject to a different maximum return as described below, and is multiplied by the performance of its respective currency relative to the U.S. dollar. Investors should be willing to forgo interest and dividend payments and, if one or more of the Underlying Indices declines by sufficiently more than 10%, be willing to lose some or all of their principal.

•	Senior unsecured obligations of Morgan Stanley maturing February 8, 2012.† All payments on the notes are subject to the credit risk of Morgan Stanley.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 and integral multiples thereof.
•	The notes are expected to price on or about January 21, 2011 and are expected to settle on or about January 28, 2011.

Key Terms
Basket/Basket Components:
The notes are linked to a weighted basket consisting of three buffered return enhanced components (each a “Basket Component,” and together, the “Basket Components”), each linked to an international index (each an “Underlying Index,” and together, the “Underlying Indices”) and the spot exchange rate of the related currency (each a “Component Currency,” and together, the “Component Currencies”) relative to the U.S. dollar, as set forth below:

	Underlying Index	Component Weighting	Maximum Return*	Starting Underlying Index Level	Component Currency	Initial Spot Rate
	Dow Jones EURO STOXX 50® Index (“SX5E”)	51%	22.50%		euro (EURUSD)
	FTSETM 100 Index (“UKX”)	25%	15.06%		pound (GBPUSD)
	TOPIX® Index (“TPX”)	24%	3.00%		yen (JPYUSD)

* The actual Maximum Return for each Basket Component will be set on the pricing date and will not be less than the applicable percentage set forth in the table above. The maximum payment at maturity on the notes, based on the percentages set forth above, is $1,159.60 per $1,000 principal amount note.

Payment at Maturity:
The amount you will receive at maturity is based on the Basket Return, which in turn is based on the separate performances of the Basket Components. At maturity, your payment per $1,000 principal amount note will be calculated as follows:

	$1,000 + ($1,000 x Basket Return)
Basket Return:	The sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of such Basket Component.
Component Return:	The Component Return for each Basket Component will be calculated as follows:

(Underlying Return x Currency Return - 1)	Component Return
is greater than or equal to zero	(Underlying Index Return x Currency Return - 1) x Upside Leverage Factor, subject to the Maximum Return
is greater than or equal to -10% but less than zero	0
is less than -10%	[(Underlying Index Return x Currency Return - 1) + Buffer Amount] x Downside Factor

For each Basket Component, If one or more of the Basket Components decline by more than 10%, your return on the notes at maturity may be adversely affected and you may lose some or all of your investment at maturity.

Upside Leverage Factor:	2
Buffer Amount:	10%
Downside Leverage Factor:	1.1111
Maximum Return:
With respect to each Basket Component, a percentage that we will determine on the pricing date and that will not be less than the respective percentage set forth above under “Basket/Basket Components.” For example, if the product of Underlying Index Return and Currency Return is more than 111.25%*, the applicable Component Return will be equal to the applicable Maximum Return, or 22.50%*.

Averaging Dates†:	January 30, 2012, January 31, 2012, February 1, 2012, February 2, 2012 and February 3, 2012 (the “Final Averaging Date”).
Maturity Date†:	February 8, 2012
Listing:	The notes will not be listed on any securities exchange.
CUSIP / ISIN:	617482QT4 / US617482QT49
†	Subject to postponement in the event of a market disruption event as described in the accompanying prospectus supplement for leveraged index-linked securities.
Investing in the Notes Linked to a Basket Consisting of Buffered Return Enhanced Components involves a number of risks.  See “Risk Factors” beginning on page S-20 of the accompanying prospectus supplement for leveraged index-linked securities and “Selected Risk Considerations” beginning on page 9 of these preliminary terms.
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for leveraged index-linked securities) with the Securities and Exchange Commission, or SEC, for the offering to which these preliminary terms relate.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for leveraged index-linked securities and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC website at .www.sec.gov.  Alternatively, Morgan Stanley, any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement for leveraged index-linked securities and these preliminary terms if you so request by calling toll-free 1-800-584-6837.
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer on the date the notes are priced.  We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance.  In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of these preliminary terms or the accompanying prospectus supplement for leveraged index-linked securities and the prospectus.  Any representation to the contrary is a criminal offense.
	Price to Public(1)	Fees and Commissions(1)(2)	Proceeds to Issuer
Per note	$1,000	1%	99%
Total	$	$	$
(1)  J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. Incorporated, the agent, a fixed sales commission of 1% for each note it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of        % of the stated principal amount per note, and the placement agent will forgo any fees with respect to such sales.
(2)  Please see “Supplemental Plan of Distribution; Conflicts of Interest” in these preliminary terms for information about fees and commissions.

The agent for this offering, Morgan Stanley & Co. Incorporated, is our wholly-owned subsidiary.  See “Supplemental Plan of Distribution; Conflicts of Interest” below.
The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Morgan Stanley	JPMorgan Placement Agent

January 19, 2011

Key Terms: Continued from cover page
Underlying Index Return:	With respect to each Underlying Index, the performance of the Underlying Index from the Starting Underlying Index Level to the Ending Underlying Index Level, calculated as follows:
Ending Underlying Index Level Starting Underlying Index Level
Starting Underlying Index Level:	With respect to each Underlying Index, the closing level of the Underlying Index on the pricing date.
Ending Underlying Index Level:	With respect to each Underlying Index, the arithmetic average of the closing levels of the Underlying Index on each of the Averaging Dates.
Currency Return:	For each Component Currency, the performance of such Component Currency from its Initial Spot Rate to its Final Spot Rate, calculated as follows: Final Spot Rate Initial Spot Rate
Spot Rate:
With respect to any Currency Business Day, for each Component Currency, the official MID WM Reuters fixing at 4 p.m. London Time, expressed as the number of U.S. dollars per one unit of such Component Currency, subject to the provisions set forth under “Currency Disruption Events” below, provided that if (i) no such rate is displayed on the applicable reference source for such Currency Business Day for such Basket Currency, or (ii) the Calculation Agent determines in good faith that the rate so displayed on the applicable reference source is manifestly incorrect, the Spot Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of Spot Rates for conversion of such Basket Currency into U.S. dollars, determined by at least five independent leading dealers, selected by the Calculation Agent (the “reference dealers” ), in the underlying market for such Basket Currency taking into consideration the latest available quote for such Spot Rate and any other information deemed relevant by such reference dealers; provided further that if (i) the difference between the highest and lowest Spot Rates for conversion of such Basket Currency into U.S. dollars determined by the reference dealers on such Currency Business Day pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation Agent is unable to obtain five such quotes from the reference dealers on such Currency Business Day for any reason, the Spot Rate for such Basket Currency shall be the Spot Rate as determined by the Calculation Agent in good faith on such Currency Business Day taking into account any information deemed relevant by the Calculation Agent.

Initial Spot Rate:	For each Component Currency, the Spot Rate on the pricing date.
Final Spot Rate:	For each Component Currency, the Spot Rate on the Final Averaging Date.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read these preliminary terms together with the prospectus dated December 23, 2008, as supplemented by the prospectus supplement for leveraged index-linked securities dated June 1, 2009.  These Notes Linked to a Basket Consisting of Buffered Return Enhanced Components are an issuance of our leveraged index-linked securities and their terms are further described in the prospectus supplement for leveraged index-linked securities.  These preliminary terms, together with the documents listed below, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement for leveraged index-linked securities, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at .www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement for Leveraged Index-Linked Securities dated June 1, 2009:
http://www.sec.gov/Archives/edgar/data/895421/000095010309001266/dp13570_424b2.htm

•	Prospectus dated December 23, 2008:
http://www.sec.gov/Archives/edgar/data/895421/000095010308003004/dp12129_424b2-debt.htm

Terms used in these preliminary terms are defined in the prospectus supplement for leveraged index-linked securities or in the prospectus.  As used in these preliminary terms, the “Company,” “we,” “us” or “our” refer to Morgan Stanley.

What is the Payment at Maturity on the Notes Under Various Hypothetical Performance Scenarios for the Basket?

The following examples illustrate the payment at maturity per $1,000 principal amount note under various hypothetical performance scenarios for the Basket Components, reflecting the Maximum Return for each Basket Component set forth on the cover page of these preliminary terms. The Underlying Index Returns, Currency Returns and Component Returns set forth below are expressed as percentages. The hypothetical Underlying Index Returns, Currency Returns and Component Returns set forth below are for illustrative purposes only and may not be the actual Underlying Index Returns, Currency Returns and Component Returns applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.

Example 1
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	120.00%	120.00%	110.00%
Currency Return	100.00%	100.00%	100.00%
Underlying Index Return x Currency Return - 1	20.00%	20.00%	10.00%
Component Return	22.50%	15.06%	3.00%
Basket Return	(51.00% x 22.50%) + (25.00% x 15.06%) + (24.00% x 3.00%) = 15.96%
Payment at Maturity	$1,159.60

In Example 1, the Underlying Index Return for SX5E, UKX and TPX is 120.00%, 120.00% and 110.00%, indicating that each Underlying Index has respectively appreciated by 20.00%, 20.00% and 10.00% from its Starting Underlying Index Level to its Ending Underlying Index Level, and the Currency Return for each Component Currency is 100%, indicating that the Final Spot Rate is the same as the Initial Spot Rate for each Component Currency.

Because the product of the Underlying Index Return and the Currency Return minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Index Return x Currency Return - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Return for each Basket Component is equal to the applicable Maximum Return, or 22.50%, 15.06% and 3.00% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x 22.50%) + (25.00% x 15.06%) + (24.00% x 3.00%)
	=	15.96%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)
	=	$1,000 + ($1,000 x 15.96%)
	=	$1,159.60

Example 2
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	100.00%	100.00%	100.00%
Currency Return	110.00%	105.00%	105.00%
Underlying Index Return x Currency Return - 1	10.00%	5.00%	5.00%
Component Return	20.00%	10.00%	3.00%
Basket Return	(51.00% x 20.00%) + (25.00% x 10.00%) + (24.00% x 3.00%) = 13.42%
Payment at Maturity	$1,134.20

In Example 2, the Underlying Index Return for each Underlying Index is 100%, indicating that the Ending Underlying Index Level is the same as the Starting Underlying Index Level for each Underlying Index. The Currency Return is 110% for the euro and 105% for each of the pound and the yen, indicating that each of the euro, the pound and the yen has strengthened relative to the U.S. dollar such that the Final Spot Rate for each such Component Currency has appreciated from its Initial Spot Rate by 10%, 5% and 5%, respectively.

Because the product of the Underlying Index Return and the Currency Return minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Index Return x Currency Return - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Returns are 20.00%, 10.00% and 3.00% for the SX5E/euro, UKX/pound and TPX/yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x 20.00%) + (25.00% x 10.00%) + (24.00% x 3.00%)
	=	13.42%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)
	=	$1,000 + ($1,000 x 13.42%)
	=	$1,134.20

Example 3
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	120.00%	120.00%	120.00%
Currency Return	110.00%	110.00%	110.00%
Underlying Index Return x Currency Return - 1	32.00%	32.00%	32.00%
Component Return	22.50%	15.06%	3.00%
Basket Return	(51.00% x 22.50%) + (25.00% x 15.06%) + (24.00% x 3.00%) = 15.96%
Payment at Maturity	$1,159.60

In Example 3, the Underlying Index Return for each Underlying Index is 120%, indicating that each Underlying Index has appreciated by 20% from its Starting Underlying Index Level to its Ending Underlying Index Level, and the Currency Return for each Component Currency is 110%, indicating that each Component Currency has strengthened relative to the U.S. dollar such that the Final Spot Rate for each Component Currency has appreciated from its Initial Spot Rate by 10%.

Because the product of the Underlying Index Return and the Currency Return minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Index Return x Currency Return - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Return for each Basket Component is equal to the applicable Maximum Return, or 22.50%, 15.06% and 3.00% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively. The Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x 22.50%) + (25.00% x 15.06%) + (24.00% x 3.00%)
	=	15.96%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)
	=	$1,000 + ($1,000 x 15.96%)
	=	$1,159.60

Example 4
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	90.00%	90.00%	110.00%
Currency Return	90.00%	90.00%	110.00%
Underlying Index Return x Currency Return - 1	-19.00%	-19.00%	21.00%
Component Return	-9.9999%	-9.9999%	3.00%
Basket Return	(51.00% x -9.9999%) + (25.00% x -9.9999%) + (24.00% x 3.00%) = -6.880%
Payment at Maturity	$931.20

In Example 4, the Underlying Index Return is 110% for the TPX and 90% for each of the SX5E and UKX, indicating that the TPX has appreciated by 10%, the SX5E has declined by 10% and the UKX has declined by 10%, each from its Starting Underlying Index Level to its Ending Underlying Index Level. The Currency Return is 110% for the yen and 90% for each of the euro and pound, indicating that the yen has strengthened relative to the U.S. dollar such that the Final Spot Rate for the yen has appreciated from its Initial Spot Rate by 10% while the euro and the pound have weakened relative to the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10%.

Because the product of the Underlying Index Return and the Currency Return minus one for the TPX/yen Basket Component is greater than zero, the Component Return for such Basket Component is calculated as follows:

Component Return = (Underlying Index Return x Currency Return - 1) x Upside Leverage Factor,
 subject to the Maximum Return

For the SX5E/euro Basket Component and the UKX/pound Basket Component, the product of the Underlying Index Return and the Currency Return minus one is less than -10% so the Component Return for each such Basket Component is calculated as follows:

Component Return = [(Underlying Index Return x Currency Return - 1) + Buffer Amount]
 x Downside Leverage Factor

Therefore the Component Returns for the SX5E/euro and UKX/pound Basket Components are -9.9999% and -9.9999% while the Component Return for TPX/yen is equal to the Maximum Return of 3.00%, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x -9.9999%) + (25.00% x -9.9999%) + (24.00% x 3.00%)
	=	-6.880%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)
	=	$1,000 + ($1,000 x -6.880%)
	=	$931.20

In this Example, although the TPX/yen Basket Component appreciates by 21%, its Component Return is limited by its Maximum Return of 3.00% and any appreciation beyond this percentage is not available to offset the declines in the SX5E/euro and UKX/pound Basket Components.

Example 5
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	95.00%	95.00%	95.00%
Currency Return	95.00%	95.00%	95.00%
Underlying Index Return x Currency Return - 1	-9.75%	-9.75%	-9.75%
Component Return	0.00%	0.00%	0.00%
Basket Return	(51.00% x 0.00%) + (25.00% x 0.00%) + (24.00% x 0.00%) = 0.00%
Payment at Maturity	$1,000.00

In Example 5, the Underlying Index Return for each Underlying Index is 95%, indicating that each Underlying Index has declined by 5% from its Starting Underlying Index Level to its Ending Underlying Index Level, and the Currency Return for each Component Currency is 95%, indicating that each Component Currency has weakened relative to the U.S. dollar such that the Final Spot Rate for each Component Currency has declined from its Initial Spot Rate by 5%.

Because the product of the Underlying Index Return and the Currency Return minus one for each Basket Component is less than zero but greater than or equal to -10%, the Component Return for each Basket Component is equal to zero and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x 0.00%) + (25.00% x 0.00%) + (24.00% x 0.00%)
	=	0.00%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)

=	$1,000 + ($1,000 x 0.00%)
=	$1,000.00

Example 6
Underlying Index	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	51.00%	25.00%	24.00%
Maximum Return	22.50%	15.06%	3.00%
Underlying Index Return	80.00%	70.00%	90.00%
Currency Return	90.00%	90.00%	95.00%
Underlying Index Return x Currency Return - 1	-28.00%	-37.00%	-14.50%
Component Return	-20.00%	-30.00%	-5.00%
Basket Return	(51.00% x -20.00%) + (25.00% x -30.00%) + (24.00% x -5.00%) = -18.90%
Payment at Maturity	$811.00

In Example 6, the Underlying Index Return is 80% for the SX5E, 70% for the UKX and 90% for the TPX, indicating that the SX5E has declined by 20%, the UKX has declined by 30% and the TPX has declined by 10%, each from its Starting Underlying Index Level to its Ending Underlying Index Level. The Currency Return is 90% for each of the euro and the pound and 95% for the yen, indicating that the euro and the pound have weakened relative to the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10% while the yen has also weakened relative to the U.S. dollar such that its Final Spot Rate has declined from its Initial Spot Rate by 5%.

Because the product of the Underlying Index Return and the Currency Return minus one for each Basket Component is less than -10%, the Component Return for each Basket Component is calculated as follows:

Component Return = [(Underlying Index Return x Currency Return - 1) + Buffer Amount]
 x Downside Leverage Factor

Therefore the Component Returns are -20.00%, -30.00% and -5.00% for the SX5E/euro, UKX/pound and TPX/yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return	=	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
	=	(51.00% x -20.00%) + (25.00% x -30.00%) + (24.00% x -5.00%)
	=	-18.90%
Payment at Maturity	=	$1,000 + ($1,000 x Basket Return)
	=	$1,000 + ($1,000 x -18.90%)
	=	$811.00

Selected Purchase Considerations

•
APPRECIATION POTENTIAL – The notes provide the opportunity to enhance equity returns by multiplying the product of the Underlying Index Return and the Currency Return for each Basket Component by two, up to the Maximum Return of 22.50% for the SX5E/euro Basket Component, 15.06% for the UKX/pound Basket Component and 3.00% for the TPX/yen Basket Component. Accordingly, your maximum payment at maturity is $1,159.60 for every $1,000 principal amount note. The actual Maximum Return for each Basket Component will be set on the pricing date and will not be less than 22.50%, 15.06% and 3.00%, respectively. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
LIMITED PROTECTION AGAINST LOSS – Payment at maturity of the principal amount of the notes is protected against a decline of up to 10% in the value of each Basket Component. If the product of the Underlying Index Return and the Currency Return minus one for any Basket Component is less than -10%, for every 1% decline of the Underlying Index beyond 10%, the Component Return for the Basket Component linked to such Underlying Index will be reduced by 1.1111%.

•
DIVERSIFICATION AMONG THE BASKET COMPONENTS – Because the Basket Component linked to the Dow Jones Euro STOXX 50 Index makes up 51% of the Basket, we expect that generally the market value of your notes and your payment at maturity will depend significantly on the performance of the Dow Jones Euro STOXX 50 Index and its related currency, the euro.

The return on the notes is linked to a weighted basket consisting of three buffered return enhanced Basket Components. Each Basket Component is linked to an international index, each of which we refer to as an Underlying Index, and the spot exchange rate of a related currency, each of which we refer to as a Component Currency, relative to the U.S. dollar. The Underlying Indices are the Dow Jones Euro STOXX 50® Index, the FTSE 100 Index and the TOPIX® Index. The Dow Jones EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal and Spain.  It is a free float adjusted market capitalization index representing the largest companies of the aforementioned countries across all market sectors.  The FTSETM 100 Index, which is calculated, published and disseminated by FTSE International Limited (“FTSE”), is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange Plc.  The TOPIX® Index is a free float adjusted market capitalization-weighted index of all common domestic stocks listed on the First Section of the Tokyo Stock Exchange that have an accumulative length of listing of at least six months.  The notes are in no way sponsored, endorsed, sold or promoted by any of the aforementioned index publishers and none of the index publishers shall have any liability with respect thereto.  For additional information about each Underlying Index, see the information set forth under “Underlying Indices and Underlying Index Publishers Information— Dow Jones EURO STOXX 50® Index,” “—FTSETM 100 Index” and “—TOPIX® Index” in Annex A of the accompanying prospectus supplement for leveraged index-linked securities.

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CAPITAL GAINS TAX TREATMENT – You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for leveraged index-linked securities, which contains the opinion of our special tax counsel, Davis Polk & Wardwell LLP, with respect to the tax consequences of an investment in the notes.  Under current law and based on that opinion, subject to the conditions and limitations set forth in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for leveraged index-linked securities, we believe that it is reasonable to treat your purchase and ownership of the notes as an “open transaction” for U.S. federal income tax purposes.  Assuming this characterization is respected, your gain or loss on the notes should be treated as long-term capital gain or loss if you hold the notes for more than a year, even if you are an initial purchaser of notes at a price that is below the principal amount of the notes.  The Internal Revenue Service (the “IRS”) or a court, however, may not respect this characterization or treatment of the notes, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected.  The risk that buffered notes would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as an open transaction, is higher than with other equity-linked notes that do not provide for the return of principal.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of instruments such as the notes to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which any income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly with retroactive effect.  You should consult your tax adviser regarding the treatment of the notes, including possible alternative characterizations in general and the possible impact of this notice in particular.

Selected Risk Considerations

An investment in the notes involves significant risks.  Investing in the notes is not equivalent to investing directly in the Basket, the Basket Components, the Component Currencies, the Underlying Indices or any of the component stocks of the Underlying Indices.  These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement for leveraged index-linked securities.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS – The notes do not guarantee any return of principal. The return on the notes at maturity is linked to the performance of the Basket Components as reflected by the Basket Return. The Basket Return will be determined based on the Component Returns which in turn depend on the performance of the Underlying Indices and the Component Currencies. If the product of any Underlying Index Return and the corresponding Currency Return minus one is less than -10%, your investment will be exposed on a leveraged basis to the decline in the value of such Basket Component beyond the 10% Buffer Amount. As a result, if any Underlying Index declines in value or the U.S. dollar appreciates in value against any of the euro, pound or yen, your return could be adversely affected and you could lose the entire amount of your investment.

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THE COMPONENT RETURN FOR EACH BASKET COMPONENT IS LIMITED TO THE APPLICABLE MAXIMUM RETURN – The Component Return for each Basket Component will not exceed  the Maximum Return of 22.50%, 15.06% and 3.00% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively, regardless of the appreciation, which may be significant, in the Underlying Index or the Component Currency making up such Basket Component. As a result, increases in the value of any Basket Component above this percentage will not contribute to the overall Basket Return or be available to offset declines in any other Basket Components.  We refer to this percentage for each Basket Component as a Maximum Return, which will be set on the pricing date and will not be less than 22.50%, 15.06% and 3.00% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively. Assuming the Maximum Return for each Basket Component is equal to the applicable percentage set forth in the immediately preceding sentence, your payment at maturity will not exceed $1,159.60 for each $1,000 principal amount note.

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CHANGES IN THE VALUES OF THE UNDERLYING INDICES AND THE EXCHANGE RATES OF THE COMPONENT CURRENCIES MAY OFFSET EACH OTHER – Price movements in the Underlying Indices and movements in the exchange rates of the Component Currencies may not correlate with each other. At a time when the level of one or more of the Underlying Indices increases and/or one or more of the Component Currencies appreciates relative to the U.S. dollar, the value of the other Underlying Indices may not increase as much or may decline and/or one or more of the Component Currencies may not appreciate as much or may weaken relative to the U.S. dollar. Therefore, in calculating the Basket Return, increases in the value of one or more of the Underlying Indices and/or increases in the value of one or more of the Component Currencies relative to the U.S. dollar may be moderated, or wholly offset, by lesser increases or declines in the level of the other Underlying Indices and/or the value of the other Component Currencies relative to the U.S. dollar.  For example, since the Maximum Return of the TPX/yen Basket Component will be as low as 3.00%, an increase in the TPX/yen Basket Component is likely to be wholly offset by declines in other Basket Components with higher weightings, and any increase of the TPX/yen Basket Component beyond 3.00% will not be available to offset declines in any other Basket Components.

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THE NOTES ARE SUBJECT TO THE CREDIT RISK OF MORGAN STANLEY, AND ANY ACTUAL OR ANTICIPATED CHANGES TO ITS CREDIT RATINGS OR CREDIT SPREADS MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES – You are dependent on Morgan Stanley’s ability to pay all amounts due on the notes, and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

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THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK – Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. If the U.S. dollar strengthens relative to any of the Component Currencies during the term of the notes, your return will be adversely affected. The relative values of the U.S. dollar and each of the Component Currencies are at any moment a result of the supply and demand for such currencies. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or countries in which such currency is used, and economic and political developments in other relevant countries. Of particular importance to currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments in the United States, the European Union, the United Kingdom and Japan and between each country and its major trading partners; and

o	the extent of governmental surplus or deficit in the United States, the European Union, the United Kingdom and Japan.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the United States, the European Union, the United Kingdom and Japan and those of other countries important to international trade and finance.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in these preliminary terms is based on the full stated principal amount of your notes, the original issue price of the notes includes the agents’ commissions and the cost of hedging our obligations under the notes through one or more of our affiliates. The cost of hedging includes projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  As a result, the price, if any, at which affiliates of Morgan Stanley will be willing to purchase notes from you in secondary market transactions, if at all, will likely be significantly lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. Secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•	THE NOTES DO NOT PAY INTEREST – Unlike ordinary debt securities, the notes do not pay interest and do not guarantee any return of principal at maturity.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing any of the Underlying Indices would have.

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ADJUSTMENTS TO THE UNDERLYING INDICES COULD ADVERSELY AFFECT THE VALUE OF THE NOTES – STOXX® Limited, the publisher of the SX5E, is responsible for calculating and maintaining the SX5E.  FTSE International Limited, the publisher of the UKX, is responsible for calculating and maintaining the UKX. The Tokyo Stock Exchange, Inc., the publisher of the TPX, is responsible for calculating and maintaining the TPX. The publisher of any of the Underlying Indices can add, delete or substitute the stocks underlying the respective Underlying Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, which could change the value of the respective Underlying Index. Any of these actions could adversely affect the value of the notes.

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THERE ARE RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES INDEXED TO THE VALUE OF FOREIGN EQUITY SECURITIES – The underlying stocks that constitute the Underlying Indices have been issued by companies in various foreign countries.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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LACK OF LIQUIDITY – The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes.  Morgan Stanley & Co. Incorporated (“MS & Co.”) may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

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INVESTING IN THE NOTES IS NOT EQUIVALENT TO INVESTING IN THE BASKET CURRENCIES OR THE UNDERLYING INDICES – Investing in the notes is not equivalent to investing in the Basket Currencies, the Underlying Indices or their component stocks.  Because the Ending Underlying Index Level is based on the closing level of the Underlying Indices on the five Averaging Dates, it is possible for the Ending Underlying Index Level to be lower than the Starting Underlying Index Level even if the level of the Underlying Index on the Final Averaging Date is higher than the Starting Underlying Index Level.  A decrease in the Underlying Index level on any one Averaging Date could more than offset any increases in the Underlying Index level on other Averaging Dates.

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POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.  We will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the level of the Index and the value of the notes.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES – In addition to the level of the Underlying Indices on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying Indices;
•	the time to maturity of the notes;
•	the dividend rate on the common stocks underlying the Underlying Indices;
•	interest and yield rates in the market generally;
•	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events; and
•	our creditworthiness, including any actual or anticipated changes in our credit ratings or credit spreads.

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THE OFFERING OF THE NOTES MAY BE TERMINATED BEFORE THE PRICING DATE — If we determine prior to pricing that it is not reasonable to treat your purchase and ownership of the notes as an “open transaction” for U.S. federal income tax purposes, the offering of the notes will be terminated.

Use of Proceeds and Hedging

Part of the net proceeds we receive from the sale of the notes will be used in connection with hedging our obligations under the notes through one or more of our subsidiaries.  The hedging or trading activities of our affiliates on or prior to the pricing date and during the term of the notes, including on the Averaging Dates, could affect the value of the Basket Components in a way that reduces the amount you will receive on the notes at maturity.

Currency Disruption Events

If the Final Averaging Date is not a Currency Business Day with respect to any Component Currency, the Final Averaging Date, solely for the affected Basket Currency, will be the immediately preceding Currency Business Day with respect to such Basket Currency.

“Currency Business Day” means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in London, England.

Historical Information

The following graphs set forth the historical performance of each Underlying Index based on the daily index closing levels from January 1, 2006 through January 18, 2011, the historical performance of each Component Currency based on the daily spot rates of such Component Currency with respect to the U.S. dollar (expressed as the number of U.S. dollars per one unit of such Component Currency) from January 1, 2006 through January 18, 2011, and the historical performance of the Basket as a whole based on the daily index closing levels and the daily spot rates from January 1, 2006 through January 18, 2011. The closing level of the SX5E on January 18, 2011 was 2,945.62. The closing level of the UKX on January 18, 2011 was 6,056.43. The closing level of the TPX on January 18, 2011 was 931.58. The EURUSD exchange rate on January 18, 2011 was 1.33870. The GBPUSD exchange rate on January 18, 2011 was 1.59630. The JPYUSD exchange rate on January 18, 2011 was 0.012106. We obtained the closing levels of the Underlying Indices and the exchange rates of the Component Currencies below from Bloomberg Financial Markets, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical levels of the Underlying Indices and the historical exchange rates of the Component Currencies should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of any Underlying Index on any Averaging Dates or as to the exchange rates of the Component Currencies with respect to the U.S. dollar on the Final Averaging Date.  We cannot give you assurance that the performance of the Underlying Indices or the Component Currencies will result in the return of any of your initial investment.

License Agreements

License Agreement between STOXX® Limited and Morgan Stanley.  “Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited and have been licensed for use for certain purposes by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—Dow Jones Euro STOXX 50® Index—License Agreement between STOXX Limited and Morgan Stanley” in Annex A of the accompanying prospectus supplement for leveraged index-linked securities.

License Agreement between FTSE International Limited and Morgan Stanley.  “FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc (“LSE”) and the Financial Times Limited (“FT”) and are used by FTSE International Limited under license.  See “Underlying Indices and Underlying Index Publishers Information—FTSETM 100 Index—License Agreement between STOXX Limited and Morgan Stanley” in Annex A of the accompanying prospectus supplement for leveraged index-linked securities.

License Agreement between Tokyo Stock Exchange, Inc. and Morgan Stanley.  “TOPIX®” and “TOPIX Index®” are trademarks of the Tokyo Stock Exchange, Inc. and have been licensed for use by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—Tokyo Stock Price Index—License Agreement between TSE and Morgan Stanley” in Annex A of the accompanying prospectus supplement for leveraged index-linked securities.

Benefit Plan Investor Considerations

Your purchase of a note in a self-directed Individual Retirement Account (an “IRA”) will be deemed to be a representation and warranty  by you that, as of the date of purchase (i) neither the issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the investment of the assets of such self-directed IRA used to purchase the note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to any such IRA assets and (ii) in connection with the purchase of the note, such self-directed IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA), and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

See “Benefit Plan Investor Considerations” in the prospectus supplement for leveraged index-linked securities.

Supplemental Plan of Distribution; Conflicts of Interest

Morgan Stanley & Co. Incorporated (“MS & Co.”) will act as the agent for this offering.  J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. Incorporated a fixed sales commission that will not exceed 1% for each note it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of              % of the stated principal amount per note, and the placement agent will forgo any fees with respect to such sales.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.